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                                                                    EXHIBIT 23.2



November 19, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

               Team Communications Group, Inc.
               -------------------------------

We have read the Experts section of Team Communications Group, Inc.'s Form SB-2 dated November 19, 1997 and are in agreement with the statements contained in the Experts section.

Yours very truly,


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated May 28, 1996, except as to Note 10 which is as of September 27, 1996, relating to the financial statements of Team Communications Group, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the period from February 27, 1995 to December 31, 1995 listed in this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data".



/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
Century City, California
November 19, 1997